EXHIBIT 32.1 – CEO Certification

SATELLIE NEWSPAPERS CORP.

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUNT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Satellite Newspapers Corp. (the "Company") on Form 10-QSB for the quarter ended June 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Roy Piceni, Chief Executive Officer and Chairman of the Board of Directors of the Company, certify, pursuant to 18 U.S.C.ss. 1350, as added by ss. 906 of the Sarbanes-Oxley Act of 2002, that:

1.         The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.         The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

/s/ Roy Piceni
Roy Piceni, CEO
And Chairman of the Board of Directors

August 20, 2007

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 ("Section 906"), or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Satellite Newspapers Corp., and will be retained by Satellite Newspapers Corp. and furnished to the Securities and Exchange Commission or its staff upon request.